Exhibit 10.1

WAIVER AND AMENDMENT AGREEMENT

dated

June 13, 2013

to the

Facility Agreement

between

(1)                            Logitech International SA, rue du Sablon 2-4, 1110 Morges (CH-550-1007197-4) (the “Company”);

(2)                            THE ENTITIES listed in Schedule 1 to this Waiver and Amendment Agreement as Borrowers (together with the Company the “Borrowers”);

(3)                            THE ENTITIES listed in Schedule 1 to this Waiver and Amendment Agreement as Guarantors (together with the Company the “Guarantors”);

(4)                            THE FINANCIAL INSTITUTIONS listed in Schedule 2 to this Waiver and Amendment Agreement as Lenders (the “Lenders”);

(5)                            Credit Suisse AG, Paradeplatz 8, 8001 Zurich as agent acting for itself and for the other Finance Parties (the “Agent”).

WHEREAS, Credit Suisse AG as Arranger, Agent and the Original Lenders entered into a USD 250’000’000 senior revolving credit facility Agreement dated December 23, 2011 with the Original Borrowers and the Original Guarantors (the “Facility Agreement”);

WHEREAS, by a letter dated May 22, 2013 (the “Amendment Request”), the Company has requested a waiver of the breach of the Interest Cover Ratio as of March, 31, 2013, and an amendment of the definition of EBITDA and of the definition of Interest Cover Ratio;

WHEREAS, the Agent and the Lenders have carefully reviewed and assessed the proposals made in the Amendment Request and agreed to the proposals made therein in the form and with the contents as set out in this agreement (the “Waiver and Amendment Agreement”).

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                                      INTERPRETATION

Capitalized terms used herein (including the recitals) but not defined shall have the meaning as ascribed to them in the Facility Agreement. This Waiver and Amendment Agreement shall constitute a Finance Document.

2.                                      WAIVER

The Finance Parties herewith waive the Event of Default pursuant to Clause 23.2 (Financial covenant) of the Facility Agreement which has arisen as a consequence of the breach of the Interest Cover Ratio as of March 31, 2013.

3.                                      AMENDMENTS

The following definitions of the Facility Agreement shall henceforth read as follows:

•                 “EBITDA” means earnings before interest, tax, depreciation, amortization and impairment of goodwill and other intangible assets, based on the consolidated accounts of the Group according to GAAP, whereby in the calculation of EBITDA losses and profits from discontinued operations shall be disregarded;

•                  “Interest Cover Ratio” means EBITDA divided by Net Interest Expense.

4.                                      WAIVER AND AMENDMENT FEE

The Company shall pay to the Agent (for the respective Lenders) a waiver and amendment fee (the “Waiver and Amendment Fee”) of 10 basis points calculated on the Commitment of each Lender (the amount of such Commitment to be determined as of the date of the entry into force of this Waiver and Amendment Agreement) who has consented to the proposed waiver and amendments. Payment of the Waiver and Amendment Fee shall be made within five (5) Business Days as from the entry into force of this Waiver and Amendment Agreement pursuant to Clause 6 hereinafter.

5.                                      CONFIRMATION

The Borrowers and the Guarantors herewith confirm that their rights and obligations under the Facility Agreement shall not be novated by this Waiver and Amendment Agreement but shall continue to be valid and enforceable subject only to the waiver and the amendments expressly provided for and agreed upon in this Waiver and Amendment Agreement.

6.                                      ENTRY INTO FORCE OF THE WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement shall enter into force and become effective upon due execution of it by Logitech International SA on behalf of all Borrowers and Guarantors and Credit Suisse AG as Agent acting for itself and on behalf of the other Finance Parties. Upon this Waiver and Amendment Agreement becoming effective, the waiver granted in Clause 2 of this Waiver and Amendment Agreement shall be deemed effective and the Facility Agreement shall be deemed amended pursuant to the terms and conditions of this Waiver and Amendment Agreement.

7.                                      SCHEDULES

The Schedules hereto form an integral part of this Waiver and Amendment Agreement.

8.                                      GOVERNING LAW

This Waiver and Amendment Agreement is governed by Swiss law.

9.                                      ENFORCEMENT

9.1                               Jurisdiction

Each of the Obligors and each of the Finance Parties agrees that any legal action arising out of or relating to this Waiver and Amendment Agreement, including actions relating to disputes on the conclusion, validity or amendment of this Waiver and Amendment Agreement, may exclusively be brought before the courts of Zurich, Switzerland, venue being Zurich 1, provided that nothing in this Waiver and Amendment Agreement shall limit the right of the Finance Parties, or any of them, to commence any legal action against any Obligor and/or its assets in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the Finance Parties, or any of them, from taking proceedings in any other jurisdiction whether concurrently or not, to the extent legally permitted.

9.2                               Service of Process

Each Obligor domiciled outside of Switzerland appoints the Company as its agent to receive and acknowledge on its behalf service of process, summons, order, judgment or other notice of legal process in Switzerland under or in connection with this Waiver and Amendment Agreement. If for any reason the agent named above or its successor no longer serves as agent of such Obligor for this purpose, that Obligor shall promptly appoint a successor agent approved by the Agent and notify the Agent thereof. Until the Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of that Obligor for the purpose of this Clause.

9.3                               Special Domicile

Each Obligor domiciled outside of Switzerland herewith elects Zurich as its special domicile in Switzerland within the meaning of Art. 50 section 2 of the Swiss Code on Debt Collection and Bankruptcy for the purpose of discharging its obligations under or in connection with this Waiver and Amendment Agreement.

SCHEDULE 1

THE OBLIGORS

Borrowers	Registration number

Logitech International SA	CH-550-1007197-4

Guarantors	Registration number

Logitech International SA	CH-550-1007197-4

SCHEDULE 2

THE LENDERS

Name of Original Lender	Commitment		Percentage
Credit Suisse AG	USD	60,000,000	24.00%
Banque Cantonale Vaudoise	USD	30,000,000	12.00%
Citibank N.A., London Branch	USD	30,000,000	12.00%
Raiffeisen Schweiz Genossenschaft	USD	30,000,000	12.00%
Zürcher Kantonalbank	USD	30,000,000	12.00%
Graubündner Kantonalbank	USD	20,000,000	8.00%
Banca dello Stato del Cantone Ticino	USD	15,000,000	6.00%
UBS AG	USD	15,000,000	6.00%
Migros Bank AG	USD	10,000,000	4.00%
Schaffhauser Kantonalbank	USD	10,000,000	4.00%
Total	USD	250,000,000	100.00%

Waiver and Amendment Agreement CS/Logitech, June 13, 2013

SIGNATURE PAGE

Logitech International SA
as Company, Borrower and Guarantor

by	Joe Greenhalgh	Bracken P.Darrell

Credit Suisse

as Agent acting for itself and the other Finance Parties

by	/s/ Fabian Munzinger	/s/ Barbara Giovani
	Fabian Munzinger	Barbara Giovani
	Vice President	Vice President